Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Covetrus, Inc. of our report dated September 14, 2018, relating to the consolidated financial statements of Direct Vet Marketing, Inc. and Subsidiaries (d/b/a Vets First Choice), which appears in the final prospectus filed on February 7, 2019 in the Covetrus, Inc. Registration Statement (No. 333-229026) on Form S-4 and Form S-1.

/s/ RSM US LLP

Boston, MA

February 7, 2019